STATE SEAL  ROSS MILLER
            Secretary of State
            364 North Carson Street, Ste 1
            Carson City, Nevada


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                                Filed in the office of      Document Number
                                /s/ ROSS MILLER             20070126607-51
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                                Ross Miller                 Filing Date and Time
                                Secretary of State          02/22/2007 4:35 PM
                                State of Nevada             --------------------
                                                            Entity Number
                                                            C7270-1999
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Certificate of Change Pursuant
         to NRS 78.209
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USE BLACK INK ONLY -- DO NOT                      ABOVE      FOR OFFICE USE ONLY

               Certificate of Change filed Pursuant to NRS 78.209
                         For Nevada Profit Corporation

1. Name of corporation:

GREM USA

2. The Board of Directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

5,000,000,000 PAR VALUE .001 PER SHARE

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

5,000,000,000 PAR VALUE .001 PER SHARE

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

ONE SHARE FOR EVERY SHARE OUTSTANDING. WE ARE DOING A            SPLIT WHILE
AUTHORIZED SHARES AT 5,000,000,000.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

7. Effective date of filing (optional)
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8. Officer Signature: /s/ EDWARD R. MIERS, President
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IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.